Exhibit 99.1

SPARTAN MOTORS REPORTS SECOND QUARTER 2016 EPS OF $0.13

SECOND-QUARTER NET INCOME $4.4 MILLION, RISES 272%, ON 12% SALES GROWTH

RAISES 2016 MIDPOINT EPS GUIDANCE BY 12.5%

CHARLOTTE, Mich., August 4, 2016 - Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”) today reported operating results for the second quarter of 2016. The Company reported net income of $4.4 million, or $0.13 per share, compared to a $1.2 million, or $0.03 per share in the second quarter of 2015.

SECOND QUARTER 2016 HIGHLIGHTS

For the second quarter of 2016 compared to the second quarter of 2015:

●	Sales increased 12.2% to $162.5 million from $144.8 million

●	Gross margin improved 80 basis points to 12.8% of sales compared to 12.0% of sales

●	Operating expenses declined 30 basis points to 10.1% of sales from 10.4% of sales

●	Operating income increased 86.7% to $4.4 million from $2.3 million

●	Adjusted operating income rose 111.2% to $6.3 million from $3.0 million

●	Net income grew 272% to $4.4 million, or $0.13 per share, versus $1.2 million, or $0.03 per share

●	Adjusted net income rose $4.2 million to $6.3 million, or $0.19 per share, versus $2.1 million, or $0.06 per share

●	Cash balance increased 93% to $39.8 million at June 30, 2016, up from $20.6 million at June 30, 2015

●	Order backlog increased to $304.0 million at June 30, 2016, from $262.7 million at June 30, 2015

●	Repurchased 421,692 shares at an average price of $4.74 per share, or $2 million in the aggregate

“We are pleased with the operating results achieved for the quarter as we continue to show improvement and incremental, sequential quarterly progress in all three business segments,” said Daryl Adams, President and Chief Executive Officer of Spartan Motors. “Our process improvement and lean initiatives introduced as part of our multi-year turnaround plan, together with a focused execution of our business plan, are generating operational efficiencies and driving increased profitability. Our employees have embraced this transformation, and, as a result of their contributions, we are pleased to report Spartan’s strongest profitable quarter since the second quarter of 2009.”

Fleet Vehicles and Services (FVS) Second Quarter Results (formerly Delivery & Service Vehicles)

FVS segment revenue grew to $73.8 million from $52.8 million, an increase of 39.8%. Revenue growth was primarily due to increased vehicle sales and higher volume at vehicle up-fit centers.

Operating income for the segment increased $3.2 million to $6.5 million, or to 8.8% of sales, from $3.3 million, or 6.2% of sales, a year ago. Growth in operating income was primarily due to favorable revenue mix and the continued positive impact of process improvement and lean initiatives introduced during the first quarter.

Segment backlog at June 30, 2016 totaled $139.7 million compared to $137.7 million at March 31, 2016.

Specialty Chassis & Vehicles (SCV) Second Quarter Results

SCV segment revenue grew to $36.3 million from $29.2 million, an increase of 24.3%. Sales of motorhome chassis rose 24.2% to $24.5 million from $19.7 million, due primarily to higher unit shipments year-over-year and to a lesser extent, from price changes enacted during the current quarter. Increased levels of contract manufacturing combined with sales from the completion of our defense vehicle build accounted for the majority of the revenue growth. Operating income increased to $3.1 million from $1.7 million last year, an 83% increase.

Segment backlog at June 30, 2016 totaled $12.2 million compared to $20.8 million at March 31, 2016.

Emergency Response (ER) Second Quarter Results

ER segment revenue decreased $10.4 million, or 16.6%, to $52.4 million from $62.8 million. Lower revenue resulted from fewer shipments of complete fire apparatus and custom cab and chassis compared to the second quarter of 2015, which included an international multi-unit order.

The ER segment reported an operating loss of $2.4 million in the second quarter, an increase of $1.5 million from an operating loss of $0.9 million in the second quarter of 2015. ER adjusted operating loss for the quarter improved $0.4 million to $0.5 million from an adjusted operating loss of $0.9 million last year.

Segment backlog at June 30, 2016 totaled $152.2 million compared to $160.4 million at March 31, 2016.

Second Half 2016 Outlook

“Our balance sheet remains strong, with cash on hand improving by $19.2 million year-over-year to $39.8 million,” said Rick Sohm, Chief Financial Officer of Spartan Motors. “Our strong operating results continue to generate cash in excess of our working capital requirements, which enabled us to repurchase in open market transactions approximately 422,000 shares for $2.0 million during the quarter. Looking forward to the second-half of 2016, we anticipate modest year-over-year sales growth and continued operational improvements allowing us to raise the mid-point of our EPS guidance by 12.5%.”

The company now expects 2016 results as follows:

●	Revenue in the range of $570 - $590 million, unchanged from previous guidance
●	Operating income of $8.0 - $10.0 million, including restructuring expenses of $0.5 - $1.0 million, up from previous guidance of $7.0 - $10.0 million
●	Income tax expense of $1.0 - $1.2 million, unchanged
●	Earnings per share of $0.20 to $0.25 (midpoint $0.225) up from previous guidance of $0.15 to $0.25 (midpoint $0.20), assuming approximately 34.5 million shares outstanding

Adams added, “Although we are still implementing and executing a multi-year turnaround plan, our first-half performance indicates strong progress in our transformation, as we work as one Spartan team to engage with customers and create superior products and services, improve our profitability and increase our shareholder value.”

Reconciliation of Non-GAAP Financial Measures

This release contains adjusted operating income, adjusted net income and adjusted earnings per share, which are Non-GAAP financial measures. These measures are calculated by excluding items that we believe to be infrequent or not indicative of our operating performance. For the periods covered by this release such items consist of expenses associated with restructuring actions taken to improve the efficiency and profitability of certain of our manufacturing operations, along with non-recurring charges related to regulatory settlement and a multi-unit order fulfilled in 2015. We present these adjusted Non-GAAP measures because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of our operating performance.

The adjusted Non-GAAP measures are not a measurement of our financial performance under GAAP and should not be considered as an alternative to operating income, net income and earnings per share under GAAP. These adjusted Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating the adjusted Non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation, despite our assessment that such expenses are infrequent or not indicative of our operating performance. Our presentation of the adjusted Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using adjusted Non-GAAP measures only as a supplement.

The following tables reconcile operating income (loss) to adjusted operating income (loss), net income to adjusted net income and earnings per share to adjusted earnings per share for the periods indicated. Amounts may not sum due to rounding.

Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Spartan Motors, Inc	2016	% of sales	2015	% of sales	2016	% of sales	2015	% of sales
Operating income (loss)	$4,376	2.7%	$2,345	1.6%	$5,068	1.7%	$(2,012)	-0.7%
Add (subtract):
Restructuring charges	227		811		567		1,967
Product recall	1,715		-		1,715		-
Non-recurring multi-unit orders	-		(1,221)		-		(1,221)
NHTSA settlement	-		1,057		-		2,269
Adjusted operating income (loss)	$6,318	3.9%	$2,992	2.1%	$7,350	2.5%	$1,003	0.4%

Net income (loss)	$4,379	2.7%	$1,177	0.8%	$4,923	1.7%	$(1,703)	-0.6%
Add (subtract):
Restructuring charges, net of tax	227		650		567		1,403
Product recall, net of tax	1,715		-		1,715		-
Non-recurring multi-unit orders, net of tax	-		(871)		-		(871)
NHTSA settlement, net of tax	-		1,116		-		1,905
Adjusted net income (loss)	$6,321	3.9%	$2,072	1.4%	$7,205	2.4%	$734	0.3%

Diluted net earnings (loss) per share	$0.13		$0.03		$0.14		$(0.05)
Add (subtract):
Restructuring charges, net of tax	0.01		0.02		0.02		0.04
Product recall, net of tax	0.05		-		0.05		-
Non-recurring multi-unit orders, net of tax	-		(0.03)		-		(0.03)
NHTSA settlement, net of tax	-		0.03		-		0.06
Adjusted Diluted net earnings (loss) per share	$0.19		$0.06		$0.21		$0.02

	Three Months Ended June 30,				Six Months Ended June 30,
Emergency Response Segment	2016	% of sales	2015	% of sales	2016	% of sales	2015	% of sales
ER segment operating (loss)	$(2,407)	-4.6%	$(909)	-1.4%	$(6,074)	-6.6%	$(6,044)	-5.7%
Add (subtract):
Restructuring charges	227		811		567		1,967
Product recall	1,715		-		1,715		-
Non-recurring multi-unit orders	-		(1,221)		-		(1,221)
NHTSA settlement	-		434		-		684
Adjusted ER segment operating (loss)	$(465)	-0.9%	$(885)	-1.4%	$(3,792)	-4.1%	$(4,614)	-4.4%

Conference Call, Webcast, Investor Presentation and Investor Information

Spartan Motors will host a conference call for analysts and portfolio managers at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.spartanmotors.com (Click on “Investor Relations” then “Webcasts”)

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10090028

For more information about Spartan, please visit www.spartanmotors.com.

About Spartan Motors

Spartan Motors, Inc. is a leading designer, engineer, manufacturer and marketer of a broad range of specialty vehicles, specialty chassis, vehicle bodies and parts for the fleet and delivery, recreational vehicle (RV), emergency response, defense forces and contract assembly (light/medium duty truck: Class 3, 4 and 5) markets. The Company's brand names - Spartan Motors, Spartan Specialty Vehicles, Spartan Emergency Response, Spartan Parts and Accessories, and Utilimaster®, a Spartan Motors Company - are known for quality, durability, performance, customer service and first-to-market innovation. The Company employs approximately 1,800 associates at facilities in Michigan, Pennsylvania, South Dakota and Indiana. Spartan reported sales of $550 million in 2015. Visit Spartan Motors at www.spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Rick Sohm Chief Financial Officer Spartan Motors, Inc. (517) 543-6400	Juris Pagrabs, Group Treasurer & Director of Investor Relations Spartan Motors, Inc. (517) 543-6400

Spartan Motors, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

	June 30,
	2016	December 31,
	(Unaudited)	2015
ASSETS
Current assets:
Cash and cash equivalents	$39,764	$32,701
Accounts receivable, less allowance of $702 and $130	69,625	56,617
Inventories	59,829	60,558
Income taxes receivable	1,314	1,755
Other current assets	3,869	3,506
Total current assets	174,401	155,137

Property, plant and equipment, net	49,904	47,320
Goodwill	15,961	15,961
Intangible assets, net	6,739	7,093
Deferred income taxes, net	644	644
Other assets	2,124	1,996
TOTAL ASSETS	$249,773	$228,151

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$38,664	$27,318
Accrued warranty	17,030	16,610
Accrued customer rebates	2,076	2,681
Accrued compensation and related taxes	11,162	8,684
Deposits from customers	18,615	13,095
Other current liabilities and accrued expenses	4,248	3,922
Current portion of long-term debt	64	63
Total current liabilities	91,859	72,373

Long-term debt, less current portion	5,105	5,124
Other non-current liabilities	2,330	2,163
Total liabilities	99,294	79,660
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, $0.01 par value; 40,000 shares authorized; 34,431 and 34,271 outstanding	344	343
Additional paid in capital	76,329	76,472
Retained earnings	74,461	72,326
Total Spartan Motors, Inc. shareholders' equity	151,134	149,141
Non-controlling interest	(655)	(650)
Total shareholders' equity	150,479	148,491
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$249,773	$228,151

Spartan Motors, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Sales	$162,537	$144,824	$296,263	$273,196
Cost of products sold	141,730	127,263	259,635	243,765
Restructuring charge	-	119	-	455
Gross profit	20,807	17,442	36,628	28,976

Operating expenses:
Research and development	1,807	1,164	3,031	2,633
Selling, general and administrative	14,397	13,241	27,962	26,843
Restructuring charge	227	692	567	1,512
Total operating expenses	16,431	15,097	31,560	30,988

Operating income (loss)	4,376	2,345	5,068	(2,012)

Other income (expense):
Interest expense	(88)	(112)	(202)	(202)
Interest and other income	95	31	154	157
Total other income (expense)	7	(81)	(48)	(45)
Income (loss) before taxes	4,383	2,264	5,020	(2,057)

Taxes	9	1,088	102	(338)

Net Income (loss)	4,374	1,176	4,918	(1,719)

Less: net loss attributable to non-controlling interest	(5)	(1)	(5)	(16)

Net income (loss) attributable to Spartan Motors Inc.	$4,379	$1,177	$4,923	$(1,703)

Basic net earnings (loss) per share	$0.13	$0.03	$0.14	$(0.05)

Diluted net earnings (loss) per share	$0.13	$0.03	$0.14	$(0.05)

Basic weighted average common shares outstanding	34,512	34,280	34,396	33,767

Diluted weighted average common shares outstanding	34,512	34,281	34,396	33,767

Spartan Motors, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

Unaudited

Three Months Ended June 30, 2016 (in thousands of dollars)

	Business Segments
	Emergency Response	Fleet Vehicles & Services	Specialty Chassis &Vehicles	Other	Consolidated
Emergency response vehicle sales	$50,511	$-	$-	$-	$50,511
Fleet vehicle sales	-	57,048	-	-	57,048
Motorhome chassis sales	-	-	24,479	-	24,479
Other specialty chassis and vehicles	-	-	8,226	-	8,226
Aftermarket parts and assemblies	1,867	16,768	3,638	-	22,273
Total Sales	$52,378	$73,816	$36,343	$-	$162,537

Operating Income (Loss)	$(2,407)	$6,460	$3,073	$(2,750)	$4,376

Spartan Motors, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

Unaudited

Three Months Ended June 30, 2015 (in thousands of dollars)

	Business Segments
	Emergency Response	Fleet Vehicles & Services	Specialty Chassis &Vehicles	Other	Consolidated
Emergency response vehicle sales	$61,249	$-	$-	$-	$61,249
Fleet vehicle sales	-	45,038			45,038
Motorhome chassis sales	-	-	19,714		19,714
Other specialty chassis and vehicles	-	-	5,904		5,904
Aftermarket parts and assemblies	1,503	7,802	3,614		12,919
Total Sales	$62,752	$52,840	$29,232	$-	$144,824

Operating Income (Loss)	$(909)	$3,293	$1,679	$(1,718)	$2,345

Spartan Motors, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

Unaudited

Period End Backlog (amounts in thousands of dollars)

	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Emergency Response Vehicles*	$152,177	$160,392	$156,270	$145,104	$148,762

Fleet Vehicles and Services Backlog *	139,655	137,717	96,120	107,671	88,526

Motorhome Chassis *	11,197	16,235	12,401	21,776	23,196
Other Vehicles	-	3,737	4,949	-	-
Aftermarket Parts and Assemblies	1,005	815	1,019	783	2,194
Total Specialty Chassis & Vehicles Backlog	12,202	20,787	18,369	22,559	25,390

Total Backlog	$304,034	$318,896	$270,759	$275,334	$262,678

* Anticipated time to fill backlog orders at June 30, 2016; 11 months or less for emergency response vehicles; 2 months or less for motorhome chassis; 6 months or less for fleet vehicles and services; and 1 month or less for other products.